                                                                    Exhibit 4.24

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                          FIRST PREFERRED SHIP MORTGAGE

                                   EXECUTED BY
                               STATIA MARINE, INC.
                        A CAYMAN ISLANDS EXEMPTED COMPANY
                                 (AS MORTGAGOR)


                                   IN FAVOR OF
                        TRANSAMERICA EQUIPMENT FINANCIAL
                              SERVICES CORPORATION


                   DATE OF EXECUTION: AS OF DECEMBER 20, 2000



                    OBLIGATIONS SECURED, DIRECT OR CONTINGENT
                   (EXCLUSIVE OF INTEREST, EXPENSES AND FEES)
                      MAXIMUM PRINCIPAL BALANCE: $7,000,000
                          DISCHARGE AMOUNT: $7,000,000
                   (EXCLUSIVE OF INTEREST, EXPENSES AND FEES)
                         MATURITY DATE: JANUARY 1, 2007



                       ON 100% OF THE VESSEL KNOWN AS THE
                              M/V STATIA RESPONDER,
                              OFFICIAL NUMBER 211,
                GROSS TONNAGE: 996 (ITC), NET TONNAGE: 298 (ITC),
                   AS MORE PARTICULARLY DESCRIBED HEREINAFTER

SHIPOWNER AND
MORTGAGOR:                                      MORTGAGEE:

STATIA MARINE, INC.                             TRANSAMERICA EQUIPMENT FINANCIAL
P.O. BOX 30,                                    SERVICES CORPORATION
UGLAND HOUSE                                    RIVERWAY II, WEST OFFICE TOWER
SOUTH CHURCH STREET                             ROSEMONT, ILLINOIS 60018
GEORGE TOWN
GRAND CAYMAN, CAYMAN ISLANDS
BRITISH WEST INDIES

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                                TABLE OF CONTENTS

                                                                            Page

PRELIMINARY STATEMENT..........................................................1
ARTICLE 1. COVENANTS AND OBLIGATIONS OF SHIPOWNER..............................3
         SECTION 1.1.  IN GENERAL..............................................3
         SECTION 1.2.  COMPLIANCE WITH APPLICABLE LAWS.........................3
         SECTION 1.3.  RIGHT TO INSPECT; MAINTENANCE...........................3
         SECTION 1.4.  TAXES, ASSESSMENTS AND OTHER CHARGES....................4
         SECTION 1.5.  AUTHORIZATION; ENFORCEABLE OBLIGATION...................4
         SECTION 1.6.  NO SALES, MORTGAGES OR OTHER TRANSACTIONS...............5
         SECTION 1.7.  NOTICE OF MORTGAGE......................................6
ARTICLE 2. INSURANCE PROVISIONS................................................6
         SECTION 2.1.  GENERAL REQUIREMENTS....................................6
         SECTION 2.2.  INSURANCE CLAIMS; PAYMENTS..............................9
         SECTION 2.4.  USE BY GOVERNMENTAL BODY...............................11
ARTICLE 3. EVENTS OF DEFAULT; REMEDIES........................................12
         SECTION 3.1.  EVENTS OF DEFAULT......................................12
         SECTION 3.2.  REMEDIES...............................................12
         SECTION 3.3.  SALE OF VESSEL.........................................13
         SECTION 3.4.  ADDITIONAL POWERS OF MORTGAGEE.........................14
         SECTION 3.5.  REMEDIES CUMULATIVE....................................15
         SECTION 3.6.  DISCONTINUANCE; ABANDONMENT............................15
         SECTION 3.7.  APPLICATION OF PROCEEDS................................15
         SECTION 3.8.  PAYMENTS BY MORTGAGEE..................................16
ARTICLE 4. MISCELLANEOUS PROVISIONS...........................................17
         SECTION 4.1.  GOVERNING LAW..........................................17
         SECTION 4.2.  MORTGAGE AMOUNT; MATURITY DATE.........................17
         SECTION 4.3.  SUCCESSORS AND ASSIGNS.................................17
         SECTION 4.4.  COUNTERPARTS...........................................17
         SECTION 4.5.  SEVERABILITY...........................................17



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                          FIRST PREFERRED SHIP MORTGAGE

         This First Preferred Ship Mortgage (this "Mortgage") made and entered into as of the 20th day of December, 2000, by STATIA MARINE, INC. an exempted company, organized and existing under the laws of the Cayman Islands, whose registered address is P.O. Box 30, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies, as Mortgagor (the "Shipowner"), in favor of TRANSAMERICA EQUIPMENT FINANCIAL SERVICES CORPORATION, a corporation organized and existing under the laws of the State of Illinois, located at 210 Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, as Mortgagee (together with their successors and assigns, the "Mortgagee").

                             PRELIMINARY STATEMENT:

         A. The Shipowner is the sole owner of ONE HUNDRED PERCENT (100%) of one (1) certain vessel documented in the name of the Shipowner under the laws of the Republic of Vanuatu, which is more particularly described as follows: the Vessel M/V Statia Responder, which consists of 996 gross tons (ITC), 298 net tons (ITC), bears Official Number 211, and whose home or hailing port is Port Villa, Vanuatu (hereinafter called "Home Port") (the "Vessel"); and

         B. Pursuant to the terms of that certain Loan Agreement dated as of December 20, 2000 (as amended), restated, supplemented from time to time, the "Loan Agreement"), by and among the Shipowner and Transamerica Equipment Financial Services Corporation, the Mortgagee has agreed, subject to the terms and conditions set forth in the Loan Agreement, to lend the sum of SEVEN MILLION DOLLARS ($7,000,000), which the Shipowner has agreed to repay pursuant to the terms stated therein. The Loan Agreement is hereby incorporated herein by reference with the same force and effect as if fully set forth herein attached. Capitalized terms used herein without definition and otherwise defined in the Loan Agreement shall have the same meanings as set forth in such Loan Agreement; and

         C. The indebtedness of Shipowner for money borrowed under the Loan Agreement is evidenced by that certain Promissory Note made and subscribed by the Shipowner on December 20, 2000 (together with any substitute or successor promissory note or notes, the "Note"), in the original principal sum of SEVEN MILLION DOLLARS ($7,000,000), which Note is due and payable in the amount and on the terms and conditions therein recited, with interest as set forth therein, and a specimen copy of said Note attached hereto and incorporated herein by reference as EXHIBIT "A", with the same force and effect as if fully set forth in this Mortgage; and

         D. The Shipowner, in order to secure the payment of the Note and all other obligations specified in the Loan Agreement and such additional sums as the Shipowner may be obligated to pay under the covenants, terms and conditions set forth in this Preferred Ship Mortgage (this "Mortgage"), and in order to secure the performance and observance of and compliance with all agreements, covenants, terms and conditions in this Mortgage, has duly authorized the execution and delivery of this Mortgage under and pursuant to the Maritime Laws of the Republic of Vanuatu, in favor of Transamerica Equipment Financial Services Corporation (the "Mortgagee").



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         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, THIS MORTGAGE IS
GRANTED ON THE FOLLOWING TERMS AND CONDITIONS:

         That in consideration of the premises and of the sums loaned as above recited, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the Obligations, and such additional sums as the Shipowner may be obligated to pay under the agreements, covenants, terms and conditions in this Mortgage, and in order to secure the performance and observance of and compliance with all the agreements, covenants, terms and conditions in the Loan Agreement and this Mortgage and the other related loan documents, the Shipowner has granted, conveyed, mortgaged, pledged, set over and confirmed and does by these presents grant, convey, mortgage, pledge, set over and confirm unto the Mortgagee, its successors and assigns, the whole of the Vessel, TOGETHER WITH all engines, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, spare parts and gear and all other appurtenances appertaining or belonging to such Vessel, whether now owned or hereafter acquired, and any and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid;

         TO HAVE AND TO HOLD all and singular the above mortgaged and described Vessel unto the Mortgagee for its benefit and its respective successors and assigns, forever; upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations in accordance with the terms of the Loan Agreement and the Note, and to secure the performance and observance of, and compliance with, all agreements, covenants, terms and conditions in the Loan Agreement and this Mortgage;

         PROVIDED ONLY, and the condition of these presents is such, that if the Shipowner, or its respective successors or assigns, shall fully discharge the Obligations, including, without limitation, the indefeasible payment and satisfaction in full of all of the indebtedness evidenced by the Loan Agreement and the Note, and all interest, expenses and fees thereon, and all other such sums as may hereafter become secured by this Mortgage and shall perform, observe and comply with all agreements, covenants, terms and conditions in this Mortgage, expressed or implied, to be performed, observed or complied with by and on the part of the Shipowner, then these presents and the rights hereunder shall cease, determine and be void, and otherwise shall be and remain in full force and effect, and in such event, Mortgagee agrees by accepting this Mortgage, upon written request, to furnish, execute and record, at the expense of the Shipowner, all such documents as Shipowner may reasonably require to discharge this Mortgage.



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         IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth:

                                   ARTICLE 1.

                     COVENANTS AND OBLIGATIONS OF SHIPOWNER

The Shipowner hereby further agrees to the additional terms and conditions hereinafter set forth.

SECTION 1.1. IN GENERAL. The Shipowner will cause this Mortgage to be duly recorded and will otherwise comply with and satisfy all of the provisions of applicable laws and regulations of the Republic of Vanuatu, as at any time amended, including, without limitation, laws and regulations relating to establishing and maintaining this Mortgage as a first priority "preferred mortgage" upon the Vessel and upon all components, replacements and improvements made in or to the Vessel for the amounts secured hereby. The Shipowner also agrees to execute and record from time to time, at its expense and at reasonable advance intervals, such additional instruments as may be necessary or appropriate so that this Mortgage may be established and preserved as a valid lien and preferred mortgage on the Vessel and all components, improvements, renewals and substitute parts, until the Obligations hereby secured shall have been paid in full and all of the Obligations assumed herein shall have been complied with. Shipowner is now and shall continue to be entitled to own and operate the Vessel under its certificates of documentation under applicable laws and regulations, which Shipowner shall maintain in full force and effect. Shipowner represents that it lawfully owns and is lawfully possessed of the Vessel free from any complaint, lien or encumbrance whatsoever, subject only to this Mortgage, Permitted Liens (as defined in the Loan Agreement), the Bareboat Charter Party regarding the Vessel dated as of December 20, 2000 by and between Statia Terminals N.V., as Charterer and Borrower, as the same may be modified, amended or supplemented from time to time, subcharters permitted hereunder, such charters or claims as Mortgagee may in the future approve in writing, and Shipowner will warrant and defend the title and possession to the Vessel and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever. Shipowner warrants that it has taken no action, and suffered no inaction, that could result in the seizure or forfeiture of the Vessel by governmental officials.

SECTION 1.2. COMPLIANCE WITH APPLICABLE LAWS. The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, treaties and conventions, and rules and regulations issued thereunder, including, without limitation, The Maritime Act Cap. 131 (as amended) of the Republic of Vanuatu.

SECTION 1.3. RIGHT TO INSPECT; MAINTENANCE. The Mortgagee shall have the right at any time, on reasonable notice, but without unreasonably interrupting the operations thereof, to inspect or survey the Vessel to ascertain its condition and to satisfy itself that the Vessel and all related equipment are being properly repaired and maintained, and the Shipowner shall cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required to the satisfaction of the Vessel's salvage association, or classification society or the U.S.



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Coast Guard, as the case may be. The Shipowner shall also permit the Mortgagee to inspect the Vessel's logs, whenever requested, on reasonable notice, and shall furnish the Mortgagee with full information regarding any casualties or other accidents or damage to the Vessel involving amounts in excess of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00). Shipowner will at all times and without cost or expense to Mortgagee (a) maintain and preserve, or cause to be maintained and preserved, the Vessel in good state of repair and in efficient operating condition in accordance with good commercial industry maintenance practices so that the Vessel shall be, insofar as due diligence can make them so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished and equipped, and in every respect seaworthy, and (b) pursuant to the classification requirements of Det Norske Veritas (the "Classification Society"), keep the Vessel, or cause the Vessel to be kept, in such condition as will entitle her to the classification (load line certificate only) of the Classification Society presently assigned to the Vessel; and annually Shipowner will furnish to Mortgagee a copy of the certificate reflecting the endorsement showing the annual inspection. Shipowner will not make or permit to be made, any change in the classification of the Vessel by the Classification Society or any substantial change in the structure, type of the Vessel without first receiving the written approval thereof by Mortgagee.

SECTION 1.4. TAXES, ASSESSMENTS AND OTHER CHARGES. The Shipowner will pay and discharge, or cause to be paid and discharged, when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties ("Taxes") that are either lawfully imposed on the Vessel, or whose nonpayment may result in a lien on the Vessel; PROVIDED, HOWEVER, that the Shipowner shall not be required to pay or discharge any such Taxes so long as (i) the Shipowner shall, with prior notice to Mortgagee, in good faith and by appropriate legal proceedings diligently pursued, contest the amount, applicability or validity thereof, (ii) such proceedings shall stay the collection of any such Taxes from the Shipowner and the Vessel, (iii) the Vessel or any interest therein would not be in danger of being sold, forfeited or lost, (iv) the Shipowner shall have furnished such security, if any, as may be required in such proceedings or reasonably requested by Mortgagee, and (v) such proceedings shall not subject the Mortgagee to any civil or criminal liability.

SECTION 1.5. AUTHORIZATION; ENFORCEABLE OBLIGATION. The execution, delivery and performance by Shipowner of this Mortgage and all other agreements, instruments, documents and certificates executed by Shipowner in connection herewith, have been duly authorized by all requisite action and do not and will not contravene the provisions of, or constitute a material default under, any mortgage or any charter, indenture, mortgage, material contract or other material agreement or instrument to which Shipowner is a party or by which Shipowner is bound. This Mortgage has been duly executed and delivered by Shipowner and constitutes and will constitute the valid and legally binding obligation of Shipowner, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditor's rights generally and general principles of equity.




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SECTION 1.6.  NO SALES, MORTGAGES OR OTHER TRANSACTIONS.

         (a) Except as hereinafter provided, the Shipowner will not sell, mortgage, encumber, demise, charter or consent to the sale, mortgage, demise, charter (whether fully found, bareboat or otherwise), or transfer of the Vessel without the prior written consent of the Mortgagee. Any such written consent to any one sale, mortgage, demise, charter or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise, charter or transfer, and any such subsequent proposed sale, mortgage, encumbrance, demise, charter or transfer of the Vessel shall be subject to the provisions of this Mortgage and the lien hereof. Neither the Shipowner nor any charterer, subcharterer. operator or master of the Vessel or any other person has and/or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim whatsoever, other than Permitted Liens;

         (b) The parties acknowledge and agree that, as of the date hereof, the Shipowner has chartered the Vessel to Statia Terminals N.V. pursuant to the Charter Agreement. Shipowner specifically covenants and agrees that it will not materially modify, amend or terminate the Charter Agreement without the prior written consent of the Mortgagee, which shall not be unreasonably withheld.

         (c) The foregoing provision notwithstanding, the Shipowner may from time to time, without Mortgagee's consent, subcharter the Vessel to any affiliate or subsidiary of Shipowner or any third party PROVIDED, however that
(i) no Event of Default as specified under the Loan Agreement or the Charter Agreement shall have occurred or be continuing (ii) such subcharter shall be on substantially the same terms as contained in the Charter Agreement, other than term and charter hire, (iii) the term of such subcharter shall not exceed six
(6) months, (iv) the subcharter shall be made expressly subject to the rights and privileges of this Mortgage, and (v) Shipowner shall have provided Mortgagee with a complete copy of any such subcharter, together with an acknowledgment and consent executed by such subcharterer which shall be in the form executed by the Charterer pursuant to the requirements of the Loan Agreement.

         (d) The provisions of Section 1.6(a), (b) and (c) notwithstanding, the Shipowner may from time to time, without Mortgagee's consent, subcharter the Vessel to a third party in connection with situations or circumstances requiring emergency response by the Shipowner; PROVIDED, HOWEVER, that (i) no Event of Default as specified in the Loan Agreement or the Charter Agreement shall have occurred or be continuing, and (ii) the Shipowner shall immediately provide the Mortgagee with written notice of such subcharter, together with the basic facts and circumstances related thereto.




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         (e) Until one or more Events of Default shall happen, the Shipowner (i)
shall be permitted to retain actual possession and use of the Vessel and (ii) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operations of the Vessel, first or simultaneously replacing. as necessary, the same by new boilers, engines, machinery masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which property shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon;

SECTION 1.7. NOTICE OF MORTGAGE. The Shipowner will exhibit and/or will cause to be exhibited, a certified copy of this Mortgage and of any amendments or supplements hereto or assignments hereof, on demand, to any person having business with the Vessel and to any representative of the Shipowner or the Mortgagee. Unless otherwise approved by the Mortgagee, a notice reading as follows, printed in plain type of such size that each paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, and framed under glass, shall be placed and kept prominently displayed on the Vessel:

                               NOTICE OF MORTGAGE

         THIS VESSEL IS OWNED BY STATIA MARINE, INC., A CAYMAN ISLANDS EXEMPTED COMPANY, AND IS COVERED BY A FIRST PREFERRED SHIP MORTGAGE DATED AS OF DECEMBER 20, 2000, IN FAVOR OF TRANSAMERICA EQUIPMENT FINANCIAL SERVICES CORPORATION, A DELAWARE CORPORATION, AS MORTGAGEE, UNDER THE LAWS OF THE REPUBLIC OF VANUATU. UNDER THE TERMS OF SAID MORTGAGE, NO OWNER, OPERATOR, CHARTERER, CARGO OWNER, SUBCHARTERER OR THE MASTER OF THIS VESSEL, OR ANY OTHER PERSON, HAS THE RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO EXIST ON THIS VESSEL ANY LIEN WHATSOEVER OTHER THAN LIENS FOR CREW'S WAGES AND SALVAGE.

Such notice shall be changed from time to time to reflect the identity of any successor Shipowner or Mortgagee.

                                   ARTICLE 2.
                              INSURANCE PROVISIONS

         SECTION 2.1. GENERAL REQUIREMENTS. The Shipowner covenants and agrees that it will, at all times, at its expense, maintain or cause to be maintained, with respect to the Vessel the following insurance coverage: (i) hull and machinery insurance in respect of the Vessel in the amount of $7,000,000 endorsed to include War Risk and Breach of Warranty insurance (which coverage may be provided in the form of a separate insurance policy) in an amount not less than U.S.



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$10,200,000 (ii) Protection and Indemnity insurance (including cargo liability)
with excess liability coverage of not less than $200,000,000; (iii) pollution risk insurance, including water quality insurance syndicate (W.Q.I.S.) coverage or the equivalent in an amount of not less than $5,000,000 coverage, with excess liability coverage of not less than $200,000,000. All insurance shall be in the broadest form and with such terms, endorsements, covenants and conditions (including, without limitation, the loss payable clause, the designation of named insured and waiver of subrogation with respect to the Mortgagee) and with such insurers of recognized responsibility as in each case shall be reasonably satisfactory to Mortgagee, which insurance, in the opinion of the independent insurance brokers referred to below, shall be at least sufficient to protect the interest of the Mortgagee in the Vessel and shall be at least in an amount and with such coverage and form as are customarily maintained with respect to similar vessels.

         (a) Liability and pollution insurance may be subject to a deductible reasonably acceptable to Mortgagee. Shipowner shall maintain excess liability insurance in an amount at least equal to that carried by other companies engaged in operations similar to those of Shipowner and engaged in similar trade in the same waters in which Shipowner operates. Shipowner will deliver or cause to be delivered to Mortgagee true and correct copies of all cover notes, policies, binders and all endorsements and riders amendatory thereof, evidencing insurance required to be carried and maintained by this Section 2.1.

         (b) While the Vessel is laid up, at the option of the Shipowner and subject to the reasonable approval of Mortgagee, and in lieu of hull and machinery and protection and indemnity insurance, port risk insurance under the most current forms (determined at the time of issuance of the policies in question) of policies approved by the Mortgagee insuring the Vessel against hull and machinery and protection and indemnity risks.

         (c) Comprehensive general liability insurance, covering all operations of Shipowner in all areas in which Shipowner operates. Such insurance shall contain limits not less than $50,000,000 and shall include Products Hazard coverage, including Excess Collision Liability and Tankerman's Liability Endorsement and Pilot's Liability; Pollution Liability, including Marine Oil Spill Responder's Legal Liability, with limits of not less than $50,000,000, Completed Operations Hazard coverage, and contractual liability insurance specifically covering the liabilities assumed by Shipowner under this Mortgage.

         (d) Workers' Compensation and Employer's Liability Insurance, including statutory workers' compensation in compliance with the laws of the jurisdiction or any applicable maritime laws in which employees of Shipowner conduct operations. Such insurance shall further including voluntary compensation coverage, occupational disease coverage, maritime coverage for employers' liability and amendment of coverage to include claims for transportation, wages, maintenance and cure to the extent not covered under the policy required above. The foregoing obligation may be satisfied by coverage furnished or obtained by the Charterer or third party crew service providers such as Aquatech Non-Destructive Testing Services.

         (e) The Shipowner shall deliver to the Mortgagee certified copies of the original policies evidencing insurance maintained under this Article. The Mortgagee or its agent (who may also be an agent of the insurer) shall at all times hold the policies delivered to them or it as aforesaid; provided that, if one or more of said policies is held by an agent of the Mortgagee, the Shipowner shall, upon request of the Mortgagee, deliver a duplicate or pro forma copy thereof to the Mortgagee and provided further that, if the Shipowner shall deliver to the Mortgagee a written request (1) stating that delivery of any such policy to the insurer is necessary in connection with the collection, enforcement or settlement of any claim thereunder (including claims for return premiums and any other amounts payable by the insurer), (2) setting forth the name and address of the person to whom such policy is to be delivered or mailed for such purposes, and (3) directing the Mortgagee to so deliver or mail the same, the Mortgagee shall, at the expense of the Shipowner, deliver or mail (by registered or certified mail, postage prepaid) such policy in accordance with such written request, accompanied by a written direction to the recipient to redeliver such policy directly to the Mortgagee when it has served the purpose for which so delivered. The Shipowner agrees that in case it shall at any time so direct the delivery or mailing of any policy to any person as aforesaid, the Shipowner will exercise its best efforts to cause such policy to be promptly redelivered to the Mortgagee as aforesaid. The Mortgagee shall have no duty to provide for or accomplish the redelivery of such policy.

         (f) On or before the date hereof and on or before December 20th of each year thereafter, commencing December 20, 2001, Shipowner, at its expense, will furnish or cause to be furnished to Mortgagee a certificate signed by independent marine insurance brokers satisfactory to Mortgagee with respect to the insurance maintained under this Mortgage, including, without limitation, as to each policy, its number, the amount, the insurer, the named insureds, the type of risk, the loss payees and the expiration date. Shipowner shall also furnish a report stating the opinion of said marine insurance brokers that such insurance is adequate and reasonable in accordance with good insurance practices then in effect and is in compliance with the terms of this Mortgage. Shipowner will cause such broker to agree to mark its records and advise Mortgagee in writing at least ten (10) days in advance of any lapse of any insurance by reason of expiration, cancellation, failure to renew, or otherwise, and of any default in the payment of any premium and of any other act or omission of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance maintained hereunder. In the event that Shipowner shall fail to maintain insurance as provided by this Section 2.1, Mortgagee may, at its option, provide such insurance and, in such event, Shipowner shall, upon demand, reimburse Mortgagee for the cost thereof.

         (g) In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance hereunder, and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to obtain the release of the Vessel from arrest on account of said claim or lien, the Mortgagee, at the written request of the Shipowner may, but it shall not be required to, assign all of its right, title and interest in and to said insurance covering such loss, damage or expense, to any person, firm or corporation executing a surety or guaranty bond or other agreement to save or to release the Vessel from such arrest as collateral security to indemnify against liability under said bond or other agreement.

         (h) Shipowner will not do any act, nor suffer any act to be done, whereby any insurance required hereunder shall or may be suspended, impaired or defeated, and will not suffer the Vessel to carry any passengers or cargo not permitted, or the Vessel to be operated in any geographical area or in any manner then excluded by trading warranties under its marine policies (including protection and indemnity) without first obtaining any necessary additional coverage satisfactory in form, substance and amount, evidence of which shall be furnished to Mortgagee.

         (i) Shipowner shall further on behalf and for the benefit of itself and Mortgagee maintain a Certificate of Financial Responsibility (Oil Pollution) issued by the United States pursuant to the Federal Water Pollution Control Act to the extent that same may be required by law or regulation and such other similar certificates as may be required in the course of the Vessel's operations pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable government requirement.

         (j) In connection with its requiring, permitting or approving any insurance under Article 2 hereof (including the form and amount thereof and the insurer), the Mortgagee, if it shall so require, shall be furnished with, and may rely upon a certificate or opinion of the firm of marine insurance brokers acting for the Shipowner in respect of the Vessel at the date of this Mortgage, or such other firm of marine insurance brokers (who may be marine insurance brokers for the Shipowner) selected by the Shipowner and approved by the Mortgagee (which approval shall not be unreasonably withheld or delayed), stating, in effect, that said insurance complies in all respects with applicable requirements under Article 2 hereof. The Mortgagee shall not unreasonably withhold or delay permission or approval of any insurance under Article 2 hereof.

         (k) Unless otherwise consented to in writing, all insurance required under Article 2 hereof shall be placed and kept with American, British, or other insurance companies, underwriters' associations, clubs or underwriting funds, rated at least A-VIII by A.M. Best Rating or as otherwise approved by the Mortgagee.

SECTION 2.2. INSURANCE CLAIMS; PAYMENTS.

         (a) All policies of insurance maintained under this Section shall, except with respect to worker's compensation insurance, or liability insurance, provide that, so long as the Obligations (as defined in the Loan Agreement) are not fully satisfied, payment of all losses in excess of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) by all insurance underwriters with respect to any one accident, occurrence or event shall be made directly to the Mortgagee as loss payee and shall be payable to Mortgagee and the Shipowner as their interests may appear; PROVIDED, HOWEVER, that after an Event of Default (as hereinafter defined) or an event which, with lapse of time or notice or lapse of time and notice, would constitute an Event of Default and which would have a Material Adverse Effect on Shipowner (herein called a "Material Unmatured Event of Default") shall have occurred, the Mortgagee may direct such insurance underwriters to make remittance of all payments under such policies, regardless of amount, directly to and to the sole order of the

Mortgagee, including amounts payable with respect to claims made or accidents, events or occurrences transpiring prior to a Material Unmatured Event of Default. Prior to the occurrence of an Event of Default or a Material Unmatured Event of Default, payment of all losses NOT in excess of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) shall be made to the Shipowner or as the Shipowner may otherwise direct. Any such insurance recoveries to which the Mortgagee shall be so entitled shall be applied as provided in Section 3.7 hereof.

         (b) In the event that insurance becomes payable under said policies on account of an accident, occurrence or event not resulting in an actual or constructive total loss or an agreed or compromised total loss of the Vessel:
(1) If there is no existing Event of Default and no Material Unmatured Event of Default, and if a written request therefor shall have been made by the Shipowner, Mortgagee shall apply the proceeds of insurance to pay, or consent that the underwriters pay, for repairs, liabilities, salvage or other charges and expenses (including labor charges due or paid by the Shipowner), covered by the policies. If the Shipowner shall have repaired the damage and paid the cost thereof or discharged or paid such liabilities, salvage claims or other charges and expenses, and certifies such payment in a certificate signed by a duly authorized officer of the Shipowner (a "Shipowner's Certificate") delivered to the Mortgagee, accompanied by written confirmation by the underwriter, a surveyor, an adjuster or a marine insurance broker, Mortgagee shall apply the proceeds of insurance to reimburse, or consent that the underwriters reimburse, the Shipowner for such expenditures; PROVIDED, HOWEVER, that prior to undertaking any repair estimated to cost more than Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00), Shipowner shall first obtain the approval of the Mortgagee. After the repair of all known damage from a loss (unless Shipowner and Mortgagee agree that the completion of such repair is not advisable), and all known costs, liabilities, salvage claims, charges and expenses covered by the policies with respect to such loss shall have been discharged or paid (such fact having been certified to by a Shipowner's Certificate delivered to the Mortgagee, accompanied by written confirmation by the underwriter, a surveyor, an adjuster or a marine insurance broker) Mortgagee shall return (to the extent of its remaining receipt), or consent that the underwriters pay, any balance of the proceeds of insurance to the Shipowner, or
(2) if there is no existing Event of Default but there is an existing Unmatured Event of Default, no payment shall be made to the Shipowner and all payments received and retained by the Mortgagee hereunder shall be applied by the Mortgagee, if it so elects, for the purposes stated in subparagraph (b)(1) above or shall be held by the Mortgagee until such payments may be applied pursuant to
Section 3.7 hereof, (3) if there is an existing Event of Default, no payment shall be made to the Shipowner and all such payments received and retained by the Mortgagee hereunder shall be applied by the Mortgagee, at its option, (i) in accordance with Section 3.7 of this Mortgage, or (ii) for the purposes stated in subparagraph (a) above, with the balance, if any, applied in accordance with
Section 3.7 of this Mortgage.

         (c) In the event of an accident, occurrence or event resulting in an actual or constructive loss or an agreed or compromised total loss of the Vessel, the Shipowner shall forthwith deposit with the Mortgagee any insurance moneys which the Shipowner may receive on account thereof under policies of insurance required by this Section, and any insurance moneys received by the Mortgagee (whether from the Shipowner or any insurer or otherwise) shall be applied by the Mortgagee in accordance with Section 3.7 hereof (whether or not an Event of Default or a Material Unmatured Event of Default shall exist).

         (d) In the event of an accident or event resulting in a constructive total loss of the Vessel, the Mortgagee shall have the right (but only with prior written consent of the Shipowner, unless there is an existing Event of Default, in which event no such consent shall be necessary) to claim for a constructive total loss of the Vessel, and if (1) such claim is accepted by all underwriters under all policies then in force as to the Vessel under which payment is due for total loss and (2) payment in full is made in cash under said policies, then the Mortgagee shall have the right to abandon the Vessel to the underwriters under such policies, free from the lien of the Mortgage.

         (e) The Mortgagee shall not have the right to enter into an agreement or compromise providing for an agreed or compromised total loss of the Vessel without the Shipowner's prior consent unless there is an existing Event of Default. If the Shipowner shall have given its prior consent thereto OR if there is an existing Event of Default, the Mortgagee shall have the right in its discretion to enter into an agreement or compromise providing for an agreed or compromised total loss of the Vessel.

SECTION 2.3. USE BY GOVERNMENTAL BODY. During the continuance of (1) a taking or requisition of the use of the Vessel by any United States government or other governmental body, or (2) a charter of the use of the Vessel by any United States government or other governmental body, the provisions of this Section shall be deemed to have been complied with in all respects if such United States government or other governmental body shall have agreed to reimburse the Shipowner for loss or damage resulting from the risks covered by the insurance specified in Section 2.1 hereof, or if the Shipowner shall be entitled to just compensation therefor. In addition, the provisions of this Section shall be deemed to have been complied with in all respects during any period after title to the Vessel shall have been taken or requisitioned by any United States government or other governmental body or there shall have been an actual or constructive total loss or an agreed or compromised total loss of the Vessel. In the event of any taking, requisition, charter or loss contemplated by this
Section 2.3, the Shipowner shall promptly furnish to the Mortgagee a Shipowner's Certificate stating that such taking, requisition, charter or loss has occurred and that the United States government or other governmental body in question has agreed to reimburse the Shipowner for loss or damage covered by the insurance specified in Section 2.1 hereof or that the Shipowner is entitled to just compensation therefor. All proceeds received by Mortgagee in connection with any taking or requisition shall form part of the collateral hereunder, and Shipowner hereby grants a continuing security interest in such proceeds as further security for the Obligations. All such proceeds shall be paid to Mortgagee and applied in the manner and order as set forth in Section 3.7 of this Mortgage, unless Mortgagee otherwise specifies in writing.

                                   ARTICLE 3.
                           EVENTS OF DEFAULT; REMEDIES

SECTION 3.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall have occurred and remain unremedied:

         (a) The occurrence of any "Event of Default" specified in the Loan Agreement; or

         (b) The proceeds from the sale, loss, requisition or seizure of, or any insurance carried on or in respect of, the Vessel required to be paid and delivered to Mortgagee pursuant to Section 2.3 hereof shall not have been forwarded to the Mortgagee within three (3) business days after the same may have been received by the Shipowner; or

         (c) A default by Shipowner in the observance or performance of any of the other covenants, conditions or agreements contained in this Mortgage, and any such default or breach that is capable of being cured is not cured within thirty (30) days after written notice thereof from Mortgagee to Shipowner;

THEN, IN ANY SUCH EVENT, the Mortgagee may declare all unpaid installments for the entire term of the Note, together with accrued interest thereon and together with all other Obligations (as defined in the Loan Agreement), to be forthwith due and payable and, to the maximum extent permitted by law, take any or all of the actions set forth in Section 3.2 of this Mortgage.

SECTION 3.2. REMEDIES. Upon the occurrence of an Event of Default, the Mortgagee may:

         (a) Exercise all of the rights and remedies in foreclosure or public or private sale and otherwise given to mortgagees or secured parties by laws of the Republic of Vanuatu, and the law (including the Uniform Commercial Code) of any jurisdiction in which the Vessel may be found; and may bring suit at law, in equity or admiralty, at its discretion, to recover judgment for the Obligations (as defined in the Loan Agreement), in rem or in personam, and may seek collection and satisfaction of same.

         (b) Take and enter into possession of the Vessel at any time wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel, shall allow the docking of the Vessel at Shipowner's berthing facilities without charge to Mortgagee, and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return of premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect to the Vessel or in respect of any insurance thereon from any person whomsoever, PROVIDED that the gross amount of all such hire and other amounts and sums referred to above (after deducting any costs, expenses charges, damages or losses arising as a result of such use of the Vessel) that are received by the Mortgagee shall, unless Mortgagee otherwise elects, be applied by the Mortgagee in accordance with Section 3.7 of this Mortgage.

         (c) Take and enter into possession of the Vessel at any time, wherever the same may be, with or without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss and damage, sell the Vessel, whether in whole or in component parts, at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable, free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale with a general description of the Vessel and any component parts or related property in the following manner:

                  (1) By publication of such notice for ten (10) consecutive days in a daily English language newspaper of general circulation published in the city in which the sale takes place; and

                  (2) By sending a notice to Shipowner by registered or certified mail ten (10) days prior to the sale at the address first specified hereinabove; provided that any such sale may be adjourned from time to time without further publication or notice (other than announcement at the time and place appointed for such sale or adjourned sale). It shall not be necessary to bring the Vessel to the place appointed for any such sale or adjourned sale.

         (d) Exercise all rights, privileges and remedies in foreclosure or otherwise given the Mortgagee by any other instrument securing the Obligations (as defined in the Loan Agreement).

SECTION 3.3. SALE OF VESSEL. Any sale of the Vessel and/or its component parts made pursuant to this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto (other than the right of the Shipowner to receive monies upon the application of funds in accordance with the terms of Section 3.7 hereof), and shall bar the Shipowner and its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, any purchaser who is a holder of the Note whether by assignment or otherwise, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the indebtedness evidenced by the Note in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to such purchaser after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been credited upon the Note. At any such sale, any holder under the Note, whether by assignment or otherwise, may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

SECTION 3.4. ADDITIONAL POWERS OF MORTGAGEE.

         (a) The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and in behalf of the Shipowner, a good, valid and complete conveyance of the title to the Vessel and/or its component parts so sold. In the event of the sale of the Vessel and/or its component parts, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel and/or its component parts as the Mortgagee may direct or approve.

         (b) Upon the occurrence of any Event of Default hereunder or under the Loan Agreement, the Note, or any of the Loan Documents, the Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to demand, collect, receive, compromise and sue for, in the name of the Shipowner, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums thereafter due or to become due in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing, and the Shipowner authorizes the Mortgagee to take any such action.

         (c) If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver or keeper of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

         (d) In the event that the Vessel shall be arrested or detained by a Marshal or other officer of any court of law, equity or admiralty jurisdiction or by any government or other authority in connection with claims of third parties and shall not be released from arrest or detention within ten (10) business days from the date of arrest or detention, the Shipowner does hereby authorize and empower the Mortgagee, in the name of the Shipowner, or its successors or assigns, to apply for and receive possession of and to take possession of the Vessel with all the rights and powers that the Shipowner, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by an appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation. The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court where a suit is pending against the Vessel because or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures to the extent reasonably made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall constitute additional Obligations (as defined in the Loan Agreement)which shall be secured by this Mortgage in like manner and extent as if the amount and description thereof were written herein.

SECTION 3.5. REMEDIES CUMULATIVE. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be, in addition to every other power and remedy given herein, given to the Mortgagee pursuant to any other Loan Document or other instrument securing the indebtedness evidenced by the Note or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing as above provided shall impair any such right, power or remedy. No provision of this Mortgage or the Note shall be deemed to constitute a waiver by the Mortgagee of the preferred status of this Mortgage given by The Maritime Act Cap. 131 (as amended) of the Republic of Vanuatu, and any provision of this Mortgage which would otherwise constitute such a waiver shall to such extent be of no force and effect.

SECTION 3.6. DISCONTINUANCE; ABANDONMENT. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then, and in every such case, the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

SECTION 3.7. APPLICATION OF PROCEEDS. The gross proceeds of the sale of the Vessel and the gross earnings of any charter, operation or other use of the Vessel by the Mortgagee under any of the powers herein specified and any and all other monies received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be held by the Mortgagee and shall be applied as follows:

      FIRST: To the payment of all expenses and charges incurred by the Mortgagee in the exercise of its rights and remedies hereunder, including the expenses of any sale, the expenses of any retaking, reasonable attorneys' fees (including the allocated fees or charges of Mortgagee's in-house counsel), court costs, and other costs of justice and any other expenses or advances made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder, and to provide adequate indemnity to the Mortgagee against liens claiming priority over or equality with this Mortgage;

         SECOND: To the payment of all unpaid installments of principal and interest for the entire term of the Note and all other sums or charges due under the terms of the Note, the Loan Agreement, or the other Loan Documents, together with interest thereon, in such order of application as the Mortgagee may elect in its sole discretion;

         THIRD: To the payment of all other Obligations (as defined in the Loan Agreement) secured hereby, in such order of application as Mortgagee may elect in its sole discretion; and

         FOURTH: To the payment of any surplus thereafter remaining to the Shipowner or to whomsoever shall be entitled thereto;

In the event that the proceeds are insufficient to pay the amounts specified in the subclauses "First", "Second" and "Third", above, the Mortgagee shall be entitled to collect the balance from the Shipowner or any other person liable therefor.

SECTION 3.8. PAYMENTS BY MORTGAGEE. If the Shipowner shall make default in the observance or performance of any of the covenants, conditions or agreements in this Mortgage on its part to be performed or observed, the Mortgagee may in its sole discretion do all acts and make all expenditures necessary to remedy such default, including, without limitation of the foregoing, purchase of insurance, payment of taxes, claims and assessments, and entry upon the Vessel to make repairs, and the Shipowner shall promptly reimburse the Mortgagee, with interest at the rate provided in the Note for any and all expenditures so made or incurred and, until the Shipowner has so reimbursed the Mortgagee for such expenditures, the amount thereof shall be Obligations (as defined in the Loan Agreement) due from the Shipowner to the Mortgagee and payment thereof shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein; but the Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures nor shall the making thereof relieve the Shipowner of any default in that respect. The Shipowner shall also reimburse the Mortgagee promptly, with interest at the rate provided in the Note, for any and all advances made or incurred by the Mortgagee at any time in taking the Vessel or otherwise protecting its rights hereunder, and for any and all damages sustained by the Mortgagee from or by reason of any default or defaults of the Shipowner.

                                   ARTICLE 4.
                            MISCELLANEOUS PROVISIONS

SECTION 4.1. GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE REPUBLIC OF VANUATU, WITHOUT REGARD TO ANY RULES, REGULATIONS OR LAWS CONCERNING CONFLICT OF LAWS.

SECTION 4.2. MORTGAGE AMOUNT; MATURITY DATE. For purposes of perfection and recordation of this Mortgage, the total amount secured under this Mortgage is hereby declared to be the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), plus interest, expenses, fees and any additional amounts for which the Shipowner may become liable in connection with the performance of the covenants contained in this Mortgage or in the Loan Agreement. The parties further acknowledge and declare that (i) the discharge amount shall be the same as the aforesaid total amount and (ii) the maturity date of this Mortgage shall be January 1, 2007.

SECTION 4.3. SUCCESSORS AND ASSIGNS. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its respective successors and assigns. In the event of any assignment of this Mortgage, the term "Mortgagee", as used in this Mortgage, shall be deemed to include any such assignee.

SECTION 4.4. COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 4.5. SEVERABILITY. If any provision of this Mortgage is deemed to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions of this Mortgage.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed by its undersigned officer or representative as of the date first above written.

WITNESSES:                              MORTGAGOR AND SHIPOWNER:

                                        STATIA MARINE, INC.


------------------------------          ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
------------------------------                ----------------------------------


EXHIBITS:

Exhibit "A" - Promissory Note

STATE OF __________
COUNTY OF _________

                                POWER OF ATTORNEY

         The undersigned, Statia Marine, Inc., organized and existing under the laws of the Cayman Islands ("Statia Marine"), hereby nominates, constitutes and appoints _____________ as its true and lawful Attorney in Fact, with full power to act alone and with full power of substitution:

         To execute, deliver and cause to be filed a First Preferred Ship Mortgage, and to execute, deliver and record all documents and instruments and to do all acts as may be necessary or appropriate in the opinion of the Attorney in Fact so acting to carry out the transaction as set forth in the Mortgage and all related documents, including the Loan Agreement and Loan documents, all of which Statia Marine agrees to ratify, confirm and approve.

         IN WITNESSETH WHEREOF, STATIA MARINE has duly caused this Power of Attorney to be executed this ______day of __________, 2000.

                                            STATIA MARINE, INC.


                                            ------------------------------------
                                            ____________, President

Sworn to and subscribed
before me, Notary, this
_______ day of _______, 2000.



---------------------------------
NOTARY PUBLIC

                                   EXHIBIT "A"

                        Specimen Copy of Promissory Note